Calculation of Filing Fee Tables
S-3
Xometry, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.000001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.000001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby. (2) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.

[2]	(1) Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby. (2) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.

[3]	(1) Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby. (2) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.

[4]	(1) Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby. (2) In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date